Exhibit 99.1
FOR IMMEDIATE RELEASE
January 22, 2026
For further information contact:
Keith Suchodolski, Senior Executive Vice President and Chief Operating Officer, or
Sean Byrnes, Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500
KEARNY FINANCIAL CORP. ANNOUNCES SECOND QUARTER FISCAL 2026 RESULTS
AND DECLARATION OF CASH DIVIDEND

Fairfield, N.J., January 22, 2026 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended December 31, 2025 of $9.4 million, or $0.15 per diluted share, compared to $9.5 million, or $0.15 per diluted share, for the quarter ended September 30, 2025.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.11 per share, payable on February 18, 2026, to stockholders of record as of February 4, 2026.

Craig L. Montanaro, President and Chief Executive Officer, commented, “We are pleased to report continued improvement in our core earnings. Net interest margin expanded, up 32 basis points year-over-year, reflecting the strategic remix of our balance sheet and the repricing of our loan portfolio. In addition, recent reductions in the federal funds rate are expected to serve as an earnings tailwind, given our liability-sensitive balance sheet.”

Mr. Montanaro continued, “In addition, we made progress on several key strategic initiatives this quarter. First, our previously announced partnership with The Lab Consulting commenced this quarter, and a bank-wide opportunity assessment was completed. Significant automation and process improvement opportunities have been identified, and near-term deliverables under this initiative remain centered on strengthening operational efficiency, enhancing the client experience, and supporting sustainable growth in the periods ahead. Second, this quarter we were pleased to add a five-person residential lending team to grow our pipeline of residential loans held-for-sale and support fee income generation. Their expertise supports our efforts to diversify revenue streams and deepen our residential lending franchise.”

Second Quarter Highlights
•Pre-tax, pre-provision net revenue increased 3.9% to $12.3 million, reflecting ongoing strengthening of core earnings.
•Net interest margin expanded by four basis points to 2.14%, extending the momentum of margin improvement from the previous quarter.
•Non-performing assets decreased 20.6% to $51.3 million, or 0.67% of total assets, demonstrating that credit quality remained solid and continued to improve.
•The Company advanced its loan portfolio diversification strategy, growing commercial business and home equity loans while strategically reducing multifamily mortgage loans.
•Total deposits increased by $79.7 million, or 1.4%, providing additional funding capacity to reduce higher-cost wholesale borrowings and further strengthen the balance sheet.
Balance Sheet
•Total assets were $7.62 billion at December 31, 2025, a decrease of $27.1 million, or 0.4%, from September 30, 2025.
•Investment securities totaled $1.11 billion at December 31, 2025, a decrease of $19.7 million, or 1.7%, from September 30, 2025.
•Loans receivable totaled $5.75 billion at December 31, 2025, a decrease of $14.0 million, or 0.2%, from September 30, 2025, primarily reflecting a decrease in multifamily and residential mortgage loans, partially offset by increases in commercial and industrial (“C&I”) and home equity loans.

•Deposits were $5.71 billion at December 31, 2025, an increase of $79.7 million, or 1.4%, from September 30, 2025, primarily driven by increases in non-interest bearing and interest bearing demand deposits, partially offset by a decrease in certificates of deposits. The increase in non-interest bearing demand deposits was largely the result of migrating $69.8 million from a consumer interest bearing product to a non-interest bearing product.
•Borrowings were $1.10 billion at December 31, 2025, a decrease of $111.5 million, or 9.2%, from September 30, 2025, reflecting reductions in Federal Home Loan Bank (“FHLB”) advances, partially offset by an increase in overnight borrowings.
•At December 31, 2025, the Company maintained available secured borrowing capacity with the FHLB and the Federal Reserve Discount Window of $2.70 billion, representing 35.4% of total assets.
Earnings
Net Interest Income and Net Interest Margin
•Net interest margin expanded by four basis points to 2.14% for the quarter ended December 31, 2025. The increase for the quarter was primarily driven by lower costs on interest-bearing liabilities and a reduction in borrowings, partially offset by lower average yields and balances on interest-earning assets.
•For the quarter ended December 31, 2025, net interest income increased $265,000 to $38.0 million from $37.7 million for the quarter ended September 30, 2025. Included in net interest income for the quarters ended December 31, 2025 and September 30, 2025, respectively, was purchase accounting accretion of $494,000 and $601,000, and loan prepayment penalty income of $544,000 and $490,000.
Non-Interest Income
•For the quarter ended December 31, 2025, non-interest income decreased $276,000, or 4.7%, to $5.6 million from $5.8 million for the quarter ended September 30, 2025, primarily driven by the absence of a non-recurring pre-tax gain of $749,000 on the sale of property held for sale recorded in the prior period. Excluding this item, non-interest income increased $473,000, or 9.3%, to $5.6 million for the quarter ended December 31, 2025.
•Fees and service charges increased $403,000, or 45.2%, to $1.3 million for the quarter ended December 31, 2025 from $892,000 for the quarter ended September 30, 2025. The increase primarily reflected higher loan related fee income of $245,000 associated with the payoff of a single construction loan, and $71,000 of higher branch related fee income.
•Electronic banking fees and charges increased $57,000, or 13.7%, to $473,000 for the quarter ended December 31, 2025 from $416,000 for the quarter ended September 30, 2025, primarily driven by higher income from interchange fees.
Non-Interest Expense
•For the quarter ended December 31, 2025, non-interest expense decreased $475,000, or 1.5%, to $31.2 million from $31.7 million for the quarter ended September 30, 2025, primarily driven by declines in salary and benefits, net occupancy, and advertising, partially offset by increases in other expense.
•Salary and benefits expense decreased $372,000 to $18.4 million for the quarter ended December 31, 2025 from $18.7 million for the quarter ended September 30, 2025, primarily driven by a decline in payroll taxes, partially offset by an increase in incentive compensation.
•Net occupancy expense of premises decreased $419,000 to $2.9 million for the quarter ended December 31, 2025 from $3.3 million for the quarter ended September 30, 2025, primarily driven by the absence of non-recurring branch consolidation and maintenance expenses recorded in the prior period. Excluding these items, net occupancy expense of premises decreased $67,000 to $2.9 million for the quarter ended December 31, 2025, primarily driven by lower repairs and other maintenance expense, partially offset by higher snow removal expenses.
•Advertising and marketing expense decreased $150,000 to $412,000 for the quarter ended December 31, 2025 from $562,000 for the quarter ended September 30, 2025, primarily driven by lower advertising expenses across various formats.
•Other expense increased $378,000 to $3.8 million for the quarter December 31, 2025 from $3.5 million for the quarter ended September 30, 2025, primarily driven by $242,000 in non-recurring professional fees incurred in the current period associated with the Company’s partnership with The Lab Consulting and higher loan related legal expenses. Changes in the other components of non-interest expense between comparative periods reflected normal operating fluctuations within those line items.

Income Taxes
•Income tax expense totaled $2.3 million for the quarter ended December 31, 2025 compared to $2.5 million for the quarter ended September 30, 2025, resulting in an effective tax rate of 19.8% and 20.6%, respectively.
Asset Quality
•The balance of non-performing assets decreased to $51.3 million, or 0.67% of total assets, at December 31, 2025 from $64.6 million, or 0.84% of total assets, at September 30, 2025. The decrease was primarily driven by the full repayment of a previously disclosed non-performing construction loan.
•Net charge-offs totaled $669,000, or 0.05% of average loans, on an annualized basis, for the quarter ended December 31, 2025, compared to $1.0 million, or 0.07% of average loans, on an annualized basis, for the quarter ended September 30, 2025. Charge-offs in the current quarter were related to the resolution of two individually evaluated loans that were partially reserved for in prior periods.
•For the quarter ended December 31, 2025, the Company recorded a provision for credit losses of $567,000, compared to a reversal of credit losses of $82,000 for the quarter ended September 30, 2025. The increase in the provision was primarily driven by quantitative risk-factor adjustments and individually evaluated reserves associated with a non-performing C&I loan that was fully charged off during the quarter, partially offset by decreases in the balance of loans receivable.
•Allowance for credit losses (“ACL”) was $45.0 million, or 0.78% of total loans, at December 31, 2025, a decrease of $102,000 from $45.1 million, or 0.78% of total loans, at September 30, 2025. The decrease in the ACL from September 30, 2025 was largely attributable to a reduction in reserves for individually evaluated loans, resulting from the charge-offs noted above.
Capital
•For the quarter ended December 31, 2025, book value per share increased $0.07, or 0.6%, to $11.70 while tangible book value per share increased $0.07, or 0.7%, to $9.93.
•At December 31, 2025, total stockholders’ equity included after-tax net unrealized losses on securities available for sale of $68.2 million, partially offset by after-tax unrealized gains on derivatives of $663,000. After-tax net unrecognized losses on securities held to maturity of $7.9 million were not reflected in total stockholders’ equity.
•At December 31, 2025, the Company’s tangible equity to tangible assets ratio equaled 8.56%. Additionally, the regulatory capital ratios of both the Company and the Bank continued to be in excess of all applicable regulatory requirements as of December 31, 2025.

This earnings release should be read in conjunction with Kearny Financial Corp.’s Q2 2026 Investor Presentation, a copy of which is available through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com and via a Current Report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.
Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Category: Earnings

Linked-Quarter Comparative Financial Analysis
Kearny Financial Corp.
Consolidated Balance Sheets
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2025	September 30, 2025	Variance or Change	Variance or Change Pct.
Assets
Cash and cash equivalents	$147,340	$130,139	$17,201	13.2%
Securities available for sale	1,000,397	1,016,182	(15,785)	-1.6%
Securities held to maturity	112,800	116,681	(3,881)	-3.3%
Loans held-for-sale	8,786	6,650	2,136	32.1%
Loans receivable	5,753,393	5,767,419	(14,026)	-0.2%
Less: allowance for credit losses on loans	(44,958)	(45,060)	(102)	-0.2%
Net loans receivable	5,708,435	5,722,359	(13,924)	-0.2%
Premises and equipment	42,559	43,222	(663)	-1.5%
Federal Home Loan Bank stock	57,212	62,011	(4,799)	-7.7%
Accrued interest receivable	27,420	29,460	(2,040)	-6.9%
Goodwill	113,525	113,525	—	—%
Core deposit intangible	1,198	1,317	(119)	-9.0%
Bank owned life insurance	309,404	307,248	2,156	0.7%
Deferred income taxes, net	51,617	51,587	30	0.1%
Other assets	40,185	47,629	(7,444)	-15.6%
Total assets	$7,620,878	$7,648,010	$(27,132)	-0.4%

Liabilities
Deposits:
Non-interest-bearing	$627,180	$578,481	$48,699	8.4%
Interest-bearing	5,084,370	5,053,401	30,969	0.6%
Total deposits	5,711,550	5,631,882	79,668	1.4%
Borrowings	1,095,000	1,206,497	(111,497)	-9.2%
Advance payments by borrowers for taxes	18,474	19,261	(787)	-4.1%
Other liabilities	38,458	37,166	1,292	3.5%
Total liabilities	6,863,482	6,894,806	(31,324)	-0.5%

Stockholders' Equity
Common stock	648	648	—	—%
Paid-in capital	494,959	494,490	469	0.1%
Retained earnings	346,749	344,287	2,462	0.7%
Unearned ESOP shares	(17,997)	(18,484)	487	2.6%
Accumulated other comprehensive loss	(66,963)	(67,737)	774	1.1%
Total stockholders' equity	757,396	753,204	4,192	0.6%
Total liabilities and stockholders' equity	$7,620,878	$7,648,010	$(27,132)	-0.4%

Consolidated capital ratios
Equity to assets	9.94%	9.85%	0.09%
Tangible equity to tangible assets (1)	8.56%	8.47%	0.09%

Share data
Outstanding shares	64,739	64,739	—	—%
Book value per share	$11.70	$11.63	$0.07	0.6%
Tangible book value per share (2)	$9.93	$9.86	$0.07	0.7%
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	Three Months Ended		Variance or Change	Variance or Change Pct.
	December 31, 2025	September 30, 2025
Interest income
Loans	$67,410	$68,349	$(939)	-1.4%
Taxable investment securities	11,623	12,600	(977)	-7.8%
Tax-exempt investment securities	35	41	(6)	-14.6%
Other interest-earning assets	1,584	1,518	66	4.3%
Total interest income	80,652	82,508	(1,856)	-2.2%

Interest expense
Deposits	33,148	33,931	(783)	-2.3%
Borrowings	9,535	10,873	(1,338)	-12.3%
Total interest expense	42,683	44,804	(2,121)	-4.7%
Net interest income	37,969	37,704	265	0.7%
Provision for (reversal of) credit losses	567	(82)	649	-791.5%
Net interest income after provision for (reversal of) credit losses	37,402	37,786	(384)	-1.0%

Non-interest income
Fees and service charges	1,295	892	403	45.2%
Gain on sale of loans	224	199	25	12.6%
Income from bank owned life insurance	2,710	2,689	21	0.8%
Electronic banking fees and charges	473	416	57	13.7%
Other income	869	1,651	(782)	-47.4%
Total non-interest income	5,571	5,847	(276)	-4.7%

Non-interest expense
Salaries and employee benefits	18,373	18,745	(372)	-2.0%
Net occupancy expense of premises	2,888	3,307	(419)	-12.7%
Equipment and systems	4,007	3,974	33	0.8%
Advertising and marketing	412	562	(150)	-26.7%
Federal deposit insurance premium	1,357	1,301	56	4.3%
Directors' compensation	306	307	(1)	-0.3%
Other expense	3,848	3,470	378	10.9%
Total non-interest expense	31,191	31,666	(475)	-1.5%
Income before income taxes	11,782	11,967	(185)	-1.5%
Income taxes	2,333	2,461	(128)	-5.2%
Net income	$9,449	$9,506	$(57)	-0.6%

Net income per common share (EPS)
Basic	$0.15	$0.15	$—
Diluted	$0.15	$0.15	$—

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$—
Cash dividends declared	$6,987	$6,963	$24
Dividend payout ratio	73.9%	73.2%	0.7%

Weighted average number of common shares outstanding
Basic	62,858	62,741	117
Diluted	63,061	62,951	110

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

(Dollars in Thousands)	Three Months Ended		Variance or Change	Variance or Change Pct.
	December 31, 2025	September 30, 2025
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$5,778,680	$5,806,767	$(28,087)	-0.5%
Taxable investment securities	1,185,602	1,236,705	(51,103)	-4.1%
Tax-exempt investment securities	5,902	6,856	(954)	-13.9%
Other interest-earning assets	123,475	115,776	7,699	6.6%
Total interest-earning assets	7,093,659	7,166,104	(72,445)	-1.0%
Non-interest-earning assets	455,752	453,215	2,537	0.6%
Total assets	$7,549,411	$7,619,319	$(69,908)	-0.9%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,385,397	$2,343,809	$41,588	1.8%
Savings	759,247	754,244	5,003	0.7%
Certificates of deposit (retail)	1,201,950	1,211,026	(9,076)	-0.7%
Certificates of deposit (brokered)	756,179	755,813	366	0.0%
Total interest-bearing deposits	5,102,773	5,064,892	37,881	0.7%
Borrowings:
Federal Home Loan Bank advances	998,760	1,077,146	(78,386)	-7.3%
Other borrowings	38,478	85,489	(47,011)	-55.0%
Total borrowings	1,037,238	1,162,635	(125,397)	-10.8%
Total interest-bearing liabilities	6,140,011	6,227,527	(87,516)	-1.4%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	595,035	581,625	13,410	2.3%
Other non-interest-bearing liabilities	59,447	65,024	(5,577)	-8.6%
Total non-interest-bearing liabilities	654,482	646,649	7,833	1.2%
Total liabilities	6,794,493	6,874,176	(79,683)	-1.2%
Stockholders' equity	754,918	745,143	9,775	1.3%
Total liabilities and stockholders' equity	$7,549,411	$7,619,319	$(69,908)	-0.9%

Average interest-earning assets to average interest-bearing liabilities	115.53%	115.07%	0.46%	0.4%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended		Variance or Change
	December 31, 2025	September 30, 2025
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.67%	4.71%	-0.04%
Taxable investment securities	3.92%	4.08%	-0.16%
Tax-exempt investment securities (1)	2.36%	2.42%	-0.06%
Other interest-earning assets	5.13%	5.24%	-0.11%
Total interest-earning assets	4.55%	4.61%	-0.06%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.51%	2.63%	-0.12%
Savings	1.40%	1.41%	-0.01%
Certificates of deposit (retail)	3.45%	3.56%	-0.11%
Certificates of deposit (brokered)	2.72%	2.67%	0.05%
Total interest-bearing deposits	2.60%	2.68%	-0.08%
Borrowings:
Federal Home Loan Bank advances	3.66%	3.69%	-0.03%
Other borrowings	4.13%	4.44%	-0.31%
Total borrowings	3.68%	3.74%	-0.06%
Total interest-bearing liabilities	2.78%	2.88%	-0.10%

Interest rate spread (2)	1.77%	1.73%	0.04%
Net interest margin (3)	2.14%	2.10%	0.04%

Non-interest income to average assets (annualized)	0.30%	0.31%	-0.01%
Non-interest expense to average assets (annualized)	1.65%	1.66%	-0.01%

Efficiency ratio (4)	71.64%	72.71%	-1.07%

Return on average assets (annualized)	0.50%	0.50%	—%
Return on average equity (annualized)	5.01%	5.10%	-0.09%
Return on average tangible equity (annualized) (5)	5.96%	6.09%	-0.13%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis
Kearny Financial Corp.
Consolidated Balance Sheets

(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$147,340	$130,139	$167,269	$126,095	$141,554
Securities available for sale	1,000,397	1,016,182	1,012,969	1,003,393	1,018,279
Securities held to maturity	112,800	116,681	120,217	124,859	127,266
Loans held-for-sale	8,786	6,650	5,931	6,187	5,695
Loans receivable	5,753,393	5,767,419	5,812,937	5,846,175	5,791,758
Less: allowance for credit losses on loans	(44,958)	(45,060)	(46,191)	(44,455)	(44,457)
Net loans receivable	5,708,435	5,722,359	5,766,746	5,801,720	5,747,301
Premises and equipment	42,559	43,222	43,897	44,192	45,127
Federal Home Loan Bank stock	57,212	62,011	64,261	62,261	64,443
Accrued interest receivable	27,420	29,460	28,098	28,521	27,772
Goodwill	113,525	113,525	113,525	113,525	113,525
Core deposit intangible	1,198	1,317	1,436	1,554	1,679
Bank owned life insurance	309,404	307,248	304,717	303,629	301,339
Deferred income taxes, net	51,617	51,587	55,203	52,913	53,325
Other assets	40,185	47,629	56,181	64,292	84,080
Total assets	$7,620,878	$7,648,010	$7,740,450	$7,733,141	$7,731,385

Liabilities
Deposits:
Non-interest-bearing	$627,180	$578,481	$582,045	$587,118	$601,510
Interest-bearing	5,084,370	5,053,401	5,093,172	5,120,230	5,069,550
Total deposits	5,711,550	5,631,882	5,675,217	5,707,348	5,671,060
Borrowings	1,095,000	1,206,497	1,256,491	1,213,976	1,258,949
Advance payments by borrowers for taxes	18,474	19,261	19,317	19,981	17,986
Other liabilities	38,458	37,166	43,463	43,723	38,537
Total liabilities	6,863,482	6,894,806	6,994,488	6,985,028	6,986,532

Stockholders' Equity
Common stock	648	648	646	646	646
Paid-in capital	494,959	494,490	494,546	494,131	494,092
Retained earnings	346,749	344,287	341,744	341,921	342,155
Unearned ESOP shares	(17,997)	(18,484)	(18,970)	(19,457)	(19,943)
Accumulated other comprehensive loss	(66,963)	(67,737)	(72,004)	(69,128)	(72,097)
Total stockholders' equity	757,396	753,204	745,962	748,113	744,853
Total liabilities and stockholders' equity	$7,620,878	$7,648,010	$7,740,450	$7,733,141	$7,731,385

Consolidated capital ratios
Equity to assets	9.94%	9.85%	9.64%	9.67%	9.63%
Tangible equity to tangible assets (1)	8.56%	8.47%	8.27%	8.31%	8.27%

Share data
Outstanding shares	64,739	64,739	64,577	64,580	64,580
Book value per share	$11.70	$11.63	$11.55	$11.58	$11.53
Tangible book value per share (2)	$9.93	$9.86	$9.77	$9.80	$9.75
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Loan portfolio composition:
Commercial loans:
Multi-family mortgage	$2,619,124	$2,640,737	$2,709,654	$2,733,406	$2,722,623
Nonresidential mortgage	990,178	988,969	986,556	988,074	950,194
Commercial business	169,884	142,304	138,755	140,224	135,740
Construction	181,766	189,626	177,713	174,722	176,704
Total commercial loans	3,960,952	3,961,636	4,012,678	4,036,426	3,985,261
One- to four-family residential mortgage	1,730,543	1,749,362	1,748,591	1,761,465	1,765,160
Consumer loans:
Home equity loans	59,046	54,116	50,737	49,699	47,101
Other consumer	2,523	2,487	2,533	2,859	2,778
Total consumer loans	61,569	56,603	53,270	52,558	49,879
Total loans, excluding yield adjustments	5,753,064	5,767,601	5,814,539	5,850,449	5,800,300
Unaccreted yield adjustments	329	(182)	(1,602)	(4,274)	(8,542)
Loans receivable, net of yield adjustments	5,753,393	5,767,419	5,812,937	5,846,175	5,791,758
Less: allowance for credit losses on loans	(44,958)	(45,060)	(46,191)	(44,455)	(44,457)
Net loans receivable	$5,708,435	$5,722,359	$5,766,746	$5,801,720	$5,747,301

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$—	$20,494	$—	$—	$—
Nonaccrual loans	51,306	44,085	45,597	37,683	37,697
Total nonperforming loans	51,306	64,579	45,597	37,683	37,697
Nonaccrual loans held-for-sale	—	—	—	—	—
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$51,306	$64,579	$45,597	$37,683	$37,697

Nonperforming loans (% total loans)	0.89%	1.12%	0.78%	0.64%	0.65%
Nonperforming assets (% total assets)	0.67%	0.84%	0.59%	0.49%	0.49%

Classified loans	$97,542	$117,780	$118,418	$113,470	$106,718

Allowance for credit losses on loans (ACL):
ACL to total loans	0.78%	0.78%	0.79%	0.76%	0.77%
ACL to nonperforming loans	87.63%	69.78%	101.30%	117.97%	117.93%
Net charge-offs	$669	$1,049	$49	$368	$573
Average net charge-off rate (annualized)	0.05%	0.07%	0.00%	0.03%	0.04%

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Funding composition:
Deposits:
Non-interest-bearing deposits	$627,180	$578,481	$582,045	$587,118	$601,510
Interest-bearing demand	2,376,825	2,334,560	2,362,222	2,410,925	2,380,408
Savings	769,742	751,253	754,376	758,239	742,266
Certificates of deposit (retail)	1,180,370	1,208,408	1,218,920	1,218,479	1,213,887
Certificates of deposit (brokered)	757,433	759,180	757,654	732,587	732,989
Interest-bearing deposits	5,084,370	5,053,401	5,093,172	5,120,230	5,069,550
Total deposits	5,711,550	5,631,882	5,675,217	5,707,348	5,671,060

Borrowings:
Federal Home Loan Bank advances	800,000	1,006,497	1,106,491	1,028,976	1,028,949
Overnight borrowings	295,000	200,000	150,000	185,000	230,000
Total borrowings	1,095,000	1,206,497	1,256,491	1,213,976	1,258,949

Total funding	$6,806,550	$6,838,379	$6,931,708	$6,921,324	$6,930,009

Loans as a % of deposits	100.1%	101.7%	101.7%	101.8%	101.4%
Deposits as a % of total funding	83.9%	82.4%	81.9%	82.5%	81.8%
Borrowings as a % of total funding	16.1%	17.6%	18.1%	17.5%	18.2%

Uninsured deposits:
Uninsured deposits (reported) (1)	$2,158,440	$2,040,021	$1,989,095	$1,959,070	$1,935,607
Uninsured deposits (adjusted) (2)	$800,998	$804,209	$813,780	$799,238	$797,721
_________________________
(1)Uninsured deposits of Kearny Bank.
(2)Uninsured deposits of Kearny Bank adjusted to exclude deposits of its wholly-owned subsidiary and holding company and collateralized deposits of state and local governments.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Interest income
Loans	$67,410	$68,349	$66,485	$64,768	$65,408
Taxable investment securities	11,623	12,600	12,322	12,738	13,803
Tax-exempt investment securities	35	41	49	55	59
Other interest-earning assets	1,584	1,518	1,549	1,773	2,215
Total interest income	80,652	82,508	80,405	79,334	81,485

Interest expense
Deposits	33,148	33,931	33,607	34,912	36,721
Borrowings	9,535	10,873	10,955	10,380	12,152
Total interest expense	42,683	44,804	44,562	45,292	48,873
Net interest income	37,969	37,704	35,843	34,042	32,612
Provision for (reversal of) credit losses	567	(82)	1,785	366	107
Net interest income after provision for (reversal of) credit losses	37,402	37,786	34,058	33,676	32,505

Non-interest income
Fees and service charges	1,295	892	655	573	627
Gain on sale of loans	224	199	190	112	304
Income from bank owned life insurance	2,710	2,689	2,869	2,617	2,619
Electronic banking fees and charges	473	416	442	391	493
Other income	869	1,651	835	869	830
Total non-interest income	5,571	5,847	4,991	4,562	4,873

Non-interest expense
Salaries and employee benefits	18,373	18,745	18,093	17,700	17,579
Net occupancy expense of premises	2,888	3,307	2,820	3,075	2,831
Equipment and systems	4,007	3,974	4,030	3,921	3,892
Advertising and marketing	412	562	615	609	311
Federal deposit insurance premium	1,357	1,301	1,395	1,450	1,503
Directors' compensation	306	307	307	326	361
Other expense	3,848	3,470	3,633	3,309	3,084
Total non-interest expense	31,191	31,666	30,893	30,390	29,561
Income before income taxes	11,782	11,967	8,156	7,848	7,817
Income taxes	2,333	2,461	1,387	1,200	1,251
Net income	$9,449	$9,506	$6,769	$6,648	$6,566

Net income per common share (EPS)
Basic	$0.15	$0.15	$0.11	$0.11	$0.11
Diluted	$0.15	$0.15	$0.11	$0.11	$0.10

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$0.11	$0.11	$0.11
Cash dividends declared	$6,987	$6,963	$6,946	$6,933	$6,933
Dividend payout ratio	73.9%	73.2%	102.6%	104.3%	105.6%

Weighted average number of common shares outstanding
Basic	62,858	62,741	62,597	62,548	62,443
Diluted	63,061	62,951	62,755	62,713	62,576

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
(Dollars in Thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets
Interest-earning assets:
Loans receivable, including loans held-for-sale	$5,778,680	$5,806,767	$5,830,421	$5,805,045	$5,762,053
Taxable investment securities	1,185,602	1,236,705	1,227,825	1,251,612	1,285,800
Tax-exempt investment securities	5,902	6,856	8,039	9,135	9,711
Other interest-earning assets	123,475	115,776	117,622	110,736	116,354
Total interest-earning assets	7,093,659	7,166,104	7,183,907	7,176,528	7,173,918
Non-interest-earning assets	455,752	453,215	454,975	457,206	459,982
Total assets	$7,549,411	$7,619,319	$7,638,882	$7,633,734	$7,633,900

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,385,397	$2,343,809	$2,342,523	$2,405,974	$2,314,378
Savings	759,247	754,244	754,192	751,243	711,801
Certificates of deposit (retail)	1,201,950	1,211,026	1,215,661	1,215,767	1,216,948
Certificates of deposit (brokered)	756,179	755,813	744,345	730,612	730,773
Total interest-bearing deposits	5,102,773	5,064,892	5,056,721	5,103,596	4,973,900
Borrowings:
Federal Home Loan Bank advances	998,760	1,077,146	1,083,902	1,028,958	1,085,455
Other borrowings	38,478	85,489	107,582	93,389	156,522
Total borrowings	1,037,238	1,162,635	1,191,484	1,122,347	1,241,977
Total interest-bearing liabilities	6,140,011	6,227,527	6,248,205	6,225,943	6,215,877
Non-interest-bearing liabilities:
Non-interest-bearing deposits	595,035	581,625	582,085	602,647	604,915
Other non-interest-bearing liabilities	59,447	65,024	64,405	59,919	65,258
Total non-interest-bearing liabilities	654,482	646,649	646,490	662,566	670,173
Total liabilities	6,794,493	6,874,176	6,894,695	6,888,509	6,886,050
Stockholders' equity	754,918	745,143	744,187	745,225	747,850
Total liabilities and stockholders' equity	$7,549,411	$7,619,319	$7,638,882	$7,633,734	$7,633,900

Average interest-earning assets to average interest-bearing liabilities	115.53%	115.07%	114.98%	115.27%	115.41%

Kearny Financial Corp.
Performance Ratio Highlights

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Average yield on interest-earning assets:
Loans receivable, including loans held-for-sale	4.67%	4.71%	4.56%	4.46%	4.54%
Taxable investment securities	3.92%	4.08%	4.01%	4.07%	4.29%
Tax-exempt investment securities (1)	2.36%	2.42%	2.43%	2.43%	2.42%
Other interest-earning assets	5.13%	5.24%	5.27%	6.40%	7.62%
Total interest-earning assets	4.55%	4.61%	4.48%	4.42%	4.54%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.51%	2.63%	2.63%	2.73%	2.96%
Savings	1.40%	1.41%	1.33%	1.30%	1.29%
Certificates of deposit (retail)	3.45%	3.56%	3.56%	3.73%	4.06%
Certificates of deposit (brokered)	2.72%	2.67%	2.62%	2.58%	2.70%
Total interest-bearing deposits	2.60%	2.68%	2.66%	2.74%	2.95%
Borrowings:
Federal Home Loan Bank advances	3.66%	3.69%	3.60%	3.63%	3.78%
Other borrowings	4.13%	4.44%	4.45%	4.41%	4.88%
Total borrowings	3.68%	3.74%	3.68%	3.70%	3.91%
Total interest-bearing liabilities	2.78%	2.88%	2.85%	2.91%	3.15%

Interest rate spread (2)	1.77%	1.73%	1.62%	1.51%	1.39%
Net interest margin (3)	2.14%	2.10%	2.00%	1.90%	1.82%

Non-interest income to average assets (annualized)	0.30%	0.31%	0.26%	0.24%	0.26%
Non-interest expense to average assets (annualized)	1.65%	1.66%	1.62%	1.59%	1.55%

Efficiency ratio (4)	71.64%	72.71%	75.66%	78.72%	78.86%

Return on average assets (annualized)	0.50%	0.50%	0.35%	0.35%	0.34%
Return on average equity (annualized)	5.01%	5.10%	3.64%	3.57%	3.51%
Return on average tangible equity (annualized) (5)	5.96%	6.09%	4.36%	4.28%	4.21%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

The following tables provide a reconciliation of certain financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) (as reported) and non-GAAP measures. These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.
Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Adjusted net income:
Net income (GAAP)	$9,449	$9,506	$6,769	$6,648	$6,566
Non-recurring transactions - net of tax:
Branch consolidation expenses	—	178	—	—	—
Gain on sale of property held for sale	—	(532)	—	—	—
Adjusted net income	$9,449	$9,152	$6,769	$6,648	$6,566

Calculation of pre-tax, pre-provision net revenue:
Net income (GAAP)	$9,449	$9,506	$6,769	$6,648	$6,566
Adjustments to net income (GAAP):
Provision for income taxes	2,333	2,461	1,387	1,200	1,251
Provision for (reversal of) credit losses	567	(82)	1,785	366	107
Pre-tax, pre-provision net revenue (non-GAAP)	$12,349	$11,885	$9,941	$8,214	$7,924

Adjusted earnings per share:
Weighted average common shares - basic	62,858	62,741	62,597	62,548	62,443
Weighted average common shares - diluted	63,061	62,951	62,755	62,713	62,576

Earnings per share - basic (GAAP)	$0.15	$0.15	$0.11	$0.11	$0.11
Earnings per share - diluted (GAAP)	$0.15	$0.15	$0.11	$0.11	$0.10

Adjusted earnings per share - basic (non-GAAP)	$0.15	$0.15	$0.11	$0.11	$0.11
Adjusted earnings per share - diluted (non-GAAP)	$0.15	$0.15	$0.11	$0.11	$0.10

Pre-tax, pre-provision net revenue per share:
Pre-tax, pre-provision net revenue per share - basic (non-GAAP)	$0.20	$0.19	$0.16	$0.13	$0.13
Pre-tax, pre-provision net revenue per share - diluted (non-GAAP)	$0.20	$0.19	$0.16	$0.13	$0.13

Adjusted return on average assets:
Total average assets	$7,549,411	$7,619,319	$7,638,882	$7,633,734	$7,633,900

Return on average assets (GAAP)	0.50%	0.50%	0.35%	0.35%	0.34%
Adjusted return on average assets (non-GAAP)	0.50%	0.48%	0.35%	0.35%	0.34%

Adjusted return on average equity:
Total average equity	$754,918	$745,143	$744,187	$745,225	$747,850

Return on average equity (GAAP)	5.01%	5.10%	3.64%	3.57%	3.51%
Adjusted return on average equity (non-GAAP)	5.01%	4.91%	3.64%	3.57%	3.51%

Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Adjusted return on average tangible equity:
Total average equity	$754,918	$745,143	$744,187	$745,225	$747,850
Less: average goodwill	(113,525)	(113,525)	(113,525)	(113,525)	(113,525)
Less: average other intangible assets	(1,276)	(1,395)	(1,513)	(1,636)	(1,761)
Total average tangible equity	$640,117	$630,223	$629,149	$630,064	$632,564

Return on average tangible equity (non-GAAP)	5.96%	6.09%	4.36%	4.28%	4.21%
Adjusted return on average tangible equity (non-GAAP)	5.96%	5.87%	4.36%	4.28%	4.21%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$31,191	$31,666	$30,893	$30,390	$29,561
Non-recurring transactions:
Branch consolidation expenses	—	(250)	—	—	—
Non-interest expense (non-GAAP)	$31,191	$31,416	$30,893	$30,390	$29,561

Non-interest expense ratio (GAAP)	1.65%	1.66%	1.62%	1.59%	1.55%
Adjusted non-interest expense ratio (non-GAAP)	1.65%	1.65%	1.62%	1.59%	1.55%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$31,191	$31,416	$30,893	$30,390	$29,561

Net interest income (GAAP)	$37,969	$37,704	$35,843	$34,042	$32,612
Total non-interest income (GAAP)	5,571	5,847	4,991	4,562	4,873
Non-recurring transactions:
Gain on sale of property held for sale	—	(749)	—	—	—
Total revenue (non-GAAP)	$43,540	$42,802	$40,834	$38,604	$37,485

Efficiency ratio (GAAP)	71.64%	72.71%	75.66%	78.72%	78.86%
Adjusted efficiency ratio (non-GAAP)	71.64%	73.40%	75.66%	78.72%	78.86%